UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2012
CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164850	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Bryant Circle, Unit D, Ojai, CA	93023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 871-1484

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2012, Citadel Exploration, LLC, a wholly-owned subsidiary of the Registrant, executed a “Letter Agreement Sale of Partial Interest in Vintage Lease, Project Indian” (the “Agreement”) with Sojitz Energy Venture, Inc. (“Sojitz”), whereby the Registrant sold to Sojitz an undivided Forty percent (40%) interest (“Assigned Interest”) relating to the Oil, Gas, and Mineral Lease dated February 1, 2012 from Vintage Petroleum California, LLC (the “Lessor”), a Delaware Limited Liability Company and wholly owned subsidiary of Occidental Petroleum, to Citadel, as Lessee. The Agreement relates to a property known as “Project Indian,” which is located in San Benito County, California, covering approximately 688.71 acres of land, for a term of Five (5) years.  As consideration for the Assigned Interest, Sojitz paid the Registrant the sum of Three Hundred and Fifty Thousand Dollars ($350,000), which was subject to the consent of the Lessor.  Additionally, as part of the Agreement, the parties entered into a Joint Operating Agreement (“JOA”), which includes all area under the Lease, as well as an area designated an Area of Mutual Interest or “AMI”.

A copy of the Agreement is attached hereto this Current Report as exhibit 10.3.

Section 8 – Other Events

Item 8.01 – Other Events

On March 15, 2012, the Registrant disseminated a press release announcing the execution of the Agreement with Sojitz Corporation.  A copy of which is attached hereto as exhibit 99.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.3	Letter Agreement Sale of Partial Interest in Vintage Lease, Project Indian – Dated February 22, 2012
99.3	Press Release – Dated March 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /S/ Armen Nahabedian
Armen Nahabedian, Chief Executive Officer

Date: March 22, 2012